UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 16, 2025

 REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Fifth Avenue North
Birmingham, Alabama 35203
(Address, including zip code, of principal executive office)
Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RF	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of
5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C	RF PRC	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of
4.45% Non-Cumulative Perpetual Preferred Stock, Series E	RF PRE	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of
Non-Cumulative Perpetual Preferred Stock, Series F	RF PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held by Regions Financial Corporation (“Regions”) on April 16, 2025 (the “2025 Annual Meeting”), Regions’ shareholders elected each of Regions’ 14 Director nominees; ratified the appointment of Ernst & Young LLP as Regions’ independent registered public accounting firm for fiscal year 2025; approved Regions’ executive compensation program; approved the Regions Financial Corporation 2025 Long Term Incentive Plan; and approved the shareholder proposal relating to simple majority vote. An archived recording of the 2025 Annual Meeting will be available for a limited time on Regions’ website at ir.regions.com/governance/annual-meeting-of-shareholders.

The following summarizes each of the proposals presented to shareholders, as well as their responsive votes cast. The full text of each proposal is included in Regions’ 2025 Proxy Statement, which was filed with the Securities and Exchange Commission on March 3, 2025.

Proposal 1 — Election of Directors.

Each of Regions’ 14 incumbent Directors, listed below, was elected to serve as a Director of Regions for a term of one year, which will expire at the 2026 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, or their earlier retirement, resignation, or removal. As to each Director nominee’s election, shareholders voted as follows:

	For	Against	Abstain	Broker Non-Votes
Mark A. Crosswhite	683,285,327	12,990,084	1,457,910	104,174,978
Noopur Davis	693,779,563	2,425,785	1,527,973	104,174,978
Zhanna Golodryga	690,279,211	5,933,915	1,520,195	104,174,978
J. Thomas Hill	682,800,980	13,401,903	1,530,438	104,174,978
Roger W. Jenkins	693,848,800	2,443,541	1,440,980	104,174,978
Joia M. Johnson	670,274,253	25,619,761	1,839,307	104,174,978
Ruth Ann Marshall	652,291,477	44,085,009	1,356,835	104,174,978
James T. Prokopanko	681,040,200	15,194,587	1,498,534	104,174,978
Alison S. Rand	693,809,335	2,401,396	1,522,590	104,174,978
William C. Rhodes, III	693,516,294	2,898,483	1,318,544	104,174,978
Lee J. Styslinger III	688,079,284	8,321,174	1,332,863	104,174,978
José S. Suquet	690,087,338	6,307,657	1,338,326	104,174,978
John M. Turner, Jr.	643,724,362	50,670,867	3,338,092	104,174,978
Timothy Vines	693,380,666	2,978,866	1,373,789	104,174,978

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.

Shareholders ratified the appointment of Ernst & Young LLP as Regions’ independent registered public accounting firm for fiscal year 2025. As to this ratification, shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
759,434,937	41,293,970	1,179,392	0

Proposal 3 — Advisory Approval of Executive Compensation.

Regions’ executive compensation program received annual advisory approval from shareholders. As to this advisory approval, shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
659,500,767	36,007,194	2,225,360	104,174,978

Proposal 4 — Approval of Regions Financial Corporation 2025 Long Term Incentive Plan.

Shareholders approved the Regions Financial Corporation 2025 Long Term Incentive Plan. As to this proposal, shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
660,677,722	34,921,157	2,134,442	104,174,978

Proposal 5 — Shareholder Proposal Relating to Simple Majority Vote.

Shareholders approved the shareholder proposal relating to simple majority vote. As to this proposal, shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
647,594,206	12,403,520	37,735,595	104,174,978

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Tara A. Plimpton
Name:	Tara A. Plimpton
Title:	Chief Legal Officer and Corporate Secretary
Date: April 17, 2025